EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended January 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 24, 2023

Schedule A

Eaton Vance Mutual Funds Trust

Report Date	Fund Name (collectively, the “Funds”)

March 22, 2023	Parametric Emerging Markets Fund
March 22, 2023	Parametric International Equity Fund
March 22, 2023	Parametric Volatility Risk Premium – Defensive Fund